Exhibit 3.2

Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “JOSTENS HOLDING CORP.”, CHANGING ITS NAME FROM “JOSTENS HOLDING CORP.” TO “VISANT HOLDING CORP.”, FILED IN THIS OFFICE ON THE EIGHTEENTH DAY OF FEBRUARY, A.D. 2005, AT 1:24 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

		/s/ Harriet Smith Windsor
		Harriet Smith Windsor, Secretary of State

3670730	8100	AUTHENTICATION:	3693904

050136268		DATE:	02-18-05

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:24 PM 02/18/2005
FILED 01:24 PM 02/18/2005
SRV 050136268 - 3670730 FILE

CERTIFICATE OF AMENDMENT
OF THE SECOND AMENDED AND RESTATED CERTIFICATE OF
INCORPORATION
OF
JOSTENS HOLDING CORP.

Jostens Holding Corp., a corporation organized and existing under the laws of the State of Delaware (hereinafter the “Corporation”), hereby certifies as follows:

1.                                       The name of the Corporation is Jostens Holding Corp. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware under the name Ring Holding Corp. on June 16, 2003. An Amended and Restated Certificate of Incorporation was filed on July 29, 2003. A Second Amended and Restarted Certificate of Incorporation was filed on September 24, 2004.

2.                                       This Certificate of Amendment, which amends the Second Amended and Restated Certificate of Incorporation, was duly adopted in accordance with Sections 228 and 242 of the Delaware General Corporation Law.

3.                                       Article First of the Second Amended and Restated Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

FIRST:                                   The name of the Corporation is Visant Holding Corp.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the undersigned, as a duly authorized officer of the Corporation, has executed this Certificate of Amendment on February 4, 2005.

/s/ Marie Hlavaty
Marie Hlavaty
Vice President, Secretary and General Counsel